
                            STONE CONTAINER CORPORATION
                     COMPUTATION OF PRIMARY AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE
                         (in millions, except per share)

                                       Three months ended    Nine months ended
                                          September 30,        September 30,
                                         1996       1995       1996       1995
                                      ________   ________   ________   ________
Primary Earnings Per Share
 Shares of Common Stock:
    Weighted average number of
     common shares outstanding......     99.2       95.9       99.2       92.5
                                      --------    -------   --------   -------
  Primary Weighted Average Shares
   Outstanding......................     99.2       95.9       99.2       92.5
                                      ========   ========   ========   ========
  Net income (loss).................  $ (51.0)   $ (48.9)   $ (39.8)   $ 175.8
  Less:
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend......................     (2.0)      (2.0)      (6.0)      (6.0)
                                      ________   ________   ________   ________
  Net income (loss) used in computing
    primary net income (loss) per
    common share....................  $ (53.0)   $ (50.9)   $ (45.8)   $ 169.8
                                      ========   ========   ========   ========
  Primary Earnings Per Share........  $  (.53)   $  (.53)   $  (.46)   $  1.84
                                      ========   ========   ========   ========

Fully Diluted Earnings Per Share
  Shares of Common Stock:
    Weighted average number of
      common shares outstanding.....     99.2       95.9       99.2       92.5
    Dilutive effect of options and
      warrants......................       .3         --         .3         --
    Addition from assumed conversion
      of 8.875% convertible senior
      subordinated notes............      5.2       12.3        5.2       18.5
    Addition from assumed conversion
      of 6.75% convertible
      subordinated debentures.......      1.3        1.5        1.3        2.2
    Addition from assumed conversion
      of Series E Cumulative
     Convertible Exchangeable
      Preferred Stock...............      3.4        3.4        3.4        3.4
                                      --------   --------   --------   --------
  Fully Diluted Weighted Average
    Shares Outstanding..............    109.4      113.1      109.4      116.6
                                      ========   ========   ========   ========

  Net Income (loss).................  $ (51.0)   $ (48.9)   $ (39.8)   $ 175.8
  Less:
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend.....................      (2.0)      (2.0)      (6.0)      (6.0)
    Income adjustment associated
      with assumed conversion of
      Stone-Consolidated Corporation
      8% convertible subordinated
      debentures....................       --       (5.1)        --       (9.0)
  Add back:
    Interest on 8.875% convertible
      senior subordinated notes.....       .8        1.9        2.4        8.7
    Interest on 6.75% convertible
      subordinated debentures.......       .4         .5        1.4        2.3
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend......................      2.0        2.0        6.0        6.0
                                      ________   ________   ________   ________

  Net income (loss) used in
    computing fully diluted net
    income (loss) per common share..  $ (49.8)   $ (51.6)   $ (36.0)   $ 177.8
                                      ========   ========   ========   ========
  Fully Diluted Earnings Per
    Share(A)........................  $  (.46)   $  (.45)   $  (.33)   $  1.53
                                      ========   ========   ========   ========


(A) Fully diluted earnings per share for the three and nine months ended September 30, 1996 are not presented in the consolidated financial statements due to anti-dilutive nature.

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